                                SCHEDULE 14A
                               (Rule 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 G&K Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

                                     [LOGO]

                               G&K SERVICES, INC.

                          5995 Opus Parkway, Suite 500
                          Minneapolis, Minnesota 55343

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1999

                             ---------------------

TO THE STOCKHOLDERS OF G&K SERVICES, INC.:

    Please take notice that the Annual Meeting of Stockholders of G&K Services, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, in the Mississippi River Room of the Marquette Hotel, South Seventh Street and Marquette Avenue, Minneapolis, Minnesota, on Thursday, October 28, 1999, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

    1.  To elect eight directors;

    2. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the Company for fiscal 2000;

    3. To transact any other business as may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, stockholders of record on September 16, 1999, will be entitled to vote at the meeting or any adjournments thereof.

    A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          G&K SERVICES, INC.

                                               [SIGNATURE]

                                          Jeffrey L. Wright, SECRETARY

September 27, 1999

                                PROXY STATEMENT
                                       OF
                               G&K SERVICES, INC.

                          5995 OPUS PARKWAY, SUITE 500
                          MINNEAPOLIS, MINNESOTA 55343

                            ------------------------
                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                OCTOBER 28, 1999
                             ---------------------

                               PROXIES AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held October 28, 1999. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to stockholders was September 27, 1999. Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a stockholder who has signed a proxy does not, alone, revoke that proxy. Only stockholders of record at the close of business on September 16, 1999 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company has outstanding two classes of voting securities, Class A Common Stock, $0.50 par value, and Class B Common Stock, $0.50 par value, of which 19,043,915 shares of Class A Common Stock and 1,474,996 shares of Class B Common Stock were outstanding as of the close of business on the Record Date. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters put to a vote of stockholders.

    The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of the Company's Class A and Class B Common Stock and the voting power resulting from the ownership of such stock by
(i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding Class A or Class B Common Stock of the Company, (ii) each of the directors and nominees for election to the Board of Directors of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group, inclusive of each Named Executive Officer and without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                 CLASS A COMMON
                                                                    STOCK(2)          CLASS B COMMON STOCK
                                                              ---------------------   ---------------------   PERCENT OF
                                                              NUMBER OF   PERCENT      NUMBER     PERCENT       VOTING
NAME OF BENEFICIAL OWNER(1)                                    SHARES     OF CLASS    OF SHARES   OF CLASS     POWER(3)
------------------------------------------------------------  ---------  ----------   ---------  ----------   ----------
Bruce G. Allbright(4)(7)(12)................................     29,282    *             --        --            *

Paul Baszucki(4)(7).........................................      5,500    *             --        --            *

Richard Fink(4)(5)
  5995 Opus Parkway, Suite 500
  Minneapolis, MN 55343.....................................    291,500   1.5         1,315,135   89.2         39.8

Wayne M. Fortun(4)(7).......................................      6,155    *             --        --            *

Donald W. Goldfus(4)(7).....................................      5,750    *             --        --            *

William Hope(4).............................................     59,677    *             --        --            *

Timothy W. Kuck(6)..........................................     13,010    *             --        --            *

Thomas Moberly(4)(8)........................................     50,484    *             --        --            *

Martin Reader...............................................      2,545    *             --        --            *

Bernard Sweet(4)(7).........................................     21,705    *             --        --            *

All executive officers and
directors as a group (13 persons)(9)........................    490,258   2.6         1,315,135   89.2         40.3

Salomon Smith Barney Inc.(10)
Salomon Brothers Holding Company Inc.
Salomon Smith Barney Holdings Inc.
  388 Greenwich Street
  New York, NY 10013
Citigroup Inc.
  153 East 53(rd) Street
  New York, NY 10043........................................  1,102,146     5.8          --        --             3.3

Wellington Management Company, LLP(11)
Wellington Trust Company, NA
  75 State Street
  Boston, MA 02109..........................................  1,314,600     6.9          --        --             3.9

------------------------

*   Less than 1%.

 (1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

 (2) Does not include shares of Class A Common Stock which may be acquired by holders of Class B Common Stock upon conversion of their shares of Class B Common Stock, at any time, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted.

------------------------

(FOOTNOTES CONTINUED ON NEXT PAGE)

    (FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

 (3) Holders of Class B Common Stock are entitled to ten votes for each share on all matters submitted to a vote of stockholders. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

 (4) Each of these persons is currently a director and/or nominee for election to the Board of Directors of the Company. Messrs. Fink and Moberly are also executive officers of the Company. Mr. Hope retired from his position as Chief Executive Officer of the Company effective as of January 1999.

 (5) Includes 116,130 shares held by Richard Fink as co-trustee for the benefit of one of his children, and 6,656 shares owned by a private foundation with respect to which Mr. Fink has shared voting power. Also includes 8,700 shares held by Mr. Fink's spouse.

 (6) Includes 6,450 shares subject to options which are exercisable within the next 60 days.

 (7) Includes 5,000 shares subject to options which are exercisable within the next 60 days.

 (8) Includes 309 shares subject to options which are exercisable within the next 60 days, 250 shares held as joint tenant with his spouse and 726 shares held as guardian for his minor children.

 (9) Includes 31,759 shares subject to options which are exercisable within the next 60 days.

 (10) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. The reporting person shares both voting and dispositive power with respect to all 1,102,146 shares. Salomon Brothers Holding Company Inc. ("SBHC") is the sole stockholder of Salomon Smith Barney Inc. ("SSB"); Salomon Smith Barney Holdings Inc. ("SSB Holdings") is the sole stockholder of SBHC; and Citigroup Inc. ("Citigroup") is the sole stockholder of SSB Holdings. Both SSB Holdings and Citigroup disclaim beneficial ownership of the securities referred to in the Schedule 13G filing.

 (11) Based solely upon the most recent Schedule 13G on file with the SEC. The reporting person shares voting power with respect to 734,500 shares and shares dispositive power with respect to 1,314,600 shares.

 (12) Includes 15,000 shares owned by a trust of which Mr. Allbright is a co-trustee, and 5,000 shares owned by a partnership in which Mr. Allbright is a general partner.

    The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

    On June 14, 1985, Richard Fink, Chairman of the Board of the Company and certain other persons who are no longer holders of Class B Common Stock entered into a Stockholder Agreement with the Company. This Stockholder Agreement presently covers 1,315,135 shares of Class B Common Stock, representing approximately 89.2% of the outstanding shares of the Class B Common Stock. The Stockholder Agreement provides for restrictions on the transferability of the Class B Common Stock, in addition to certain restrictions contained in the Company's Restated Articles of Incorporation. The shares of Class B Common Stock were acquired pursuant to an exchange offer made by the Company in May 1985. The shares of Class B Common Stock owned by Mr. Fink represent substantial voting control of the Company.

                             ELECTION OF DIRECTORS

    Eight directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company and they have all consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

                                            PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE                   DIRECTOR
NAME AND AGE OF NOMINEE               PAST FIVE YEARS AND DIRECTORSHIPS IN PUBLIC COMPANIES              SINCE
---------------------------  ------------------------------------------------------------------------  ----------
Bruce G. Allbright (70)      Retired since January 1990, formerly President of Dayton Hudson                 1985
                             Corporation. Prior thereto, Mr. Allbright was Chairman and Chief
                             Executive Officer of Target Stores, a Division of Dayton Hudson
                             Corporation. Mr. Allbright is a director of TCF Financial, Inc. and
                             F.A., Hannaford Brothers Company.

Paul Baszucki (59)           Chairman of the Board of Directors of Norstan, Inc. since May 1997.             1994
                             Prior thereto, Mr. Baszucki was Chief Executive Officer of Norstan, Inc.
                             Mr. Baszucki is also a director of Washington Scientific Industries Inc.

Richard Fink (69)            Chairman of the Board of the Company. Mr. Fink was also Chief Executive         1968
                             Officer of the Company until January 1997.

Wayne M. Fortun (50)         President, Chief Executive Officer and a director of Hutchinson                 1994
                             Technology Inc., and a director of Excelsior-Henderson Motorcycle
                             Manufacturing Company.

Donald W. Goldfus (65)       Retired since June 1999. Formerly the Chairman of the Board of Directors        1989
                             of Apogee Enterprises, Inc. Mr. Goldfus continues as a director of
                             Apogee Enterprises, Inc. and also served as Chief Executive Officer of that company from 1986 until January 1998.

William Hope (66)            Retired since January 1999. Formerly the Chief Executive Officer of the         1983
                             Company from January 1997 until January 1999. From 1993 to 1997, Mr.
                             Hope served as President and Chief Operating Officer of the Company. Mr.
                             Hope is also a director of Minntech Corporation.

Thomas Moberly (51)          Chief Executive Officer since January 1999. President since September           1998
                             1997. Chief Operating Officer of the Company from September 1997 to
                             January 1999. From 1993 to 1997, Mr. Moberly served as Executive Vice
                             President of the Company. Prior thereto, Mr. Moberly was a Regional
                             Manager of the Company.

Bernard Sweet (75)           Retired since 1985, formerly President and Chief Executive Officer of           1975
                             Republic Airlines, Inc. Mr. Sweet is a director of US Foodservice.

    All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Class A and Class B Common Stock present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the eight (8) nominees named above. A stockholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of directors, shall not be considered present and entitled to vote on the election of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who served as executive officers during fiscal 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION AWARDS
                                                 ANNUAL COMPENSATION
                                         -----------------------------------   -----------------------------
                                                              OTHER ANNUAL       RESTRICTED      SECURITIES       ALL OTHER
                                FISCAL   SALARY(1)   BONUS   COMPENSATION(2)   STOCK AWARDS(3)   UNDERLYING    COMPENSATION(4)
NAME AND PRINCIPAL POSITION      YEAR       ($)       ($)          ($)               ($)         OPTIONS(#)          ($)
------------------------------  ------   ---------   ------  ---------------   ---------------   -----------   ---------------
Richard Fink                     1999      354,000        0       55,915                --          3,850          30,615
Chairman of the Board            1998      354,000   30,975       54,909                --             --          24,018
                                 1997      333,230        0       36,305                --             --          18,859

William Hope                     1999      197,981        0       71,985                --          3,860          21,800
Chief Executive Officer(5)       1998      355,629   35,500       70,137                --             --          23,336
                                 1997      313,442        0       46,988                --             --          18,509

Thomas Moberly                   1999      311,154        0       14,654                --          2,880          18,396
President and Chief              1998      232,693   26,500       28,306                --          2,160          13,465
Executive Officer(5)             1997      192,019        0       19,710           172,718             --          10,682

Timothy W. Kuck(6)               1999      179,231        0       15,049                --          1,480          11,239
Regional Vice President          1998      170,000   10,625        2,517                --             --           3,994
                                 1997       19,615        0            0           152,320         22,575              --

Martin Reader(7)                 1999      165,692        0       25,712                --          1,410           7,756
Vice President of                1998      162,000   12,150       22,626                --             --           6,067
Direct Sales and
Corporate Development

------------------------

(1) Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2) Includes compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards, personal use of company car and country club dues.

(3) Amounts shown in this column reflect the dollar value (net of any consideration paid by the named executive officer) of awards of restricted stock as of the date such awards were granted, calculated by multiplying the closing market price of unrestricted Class A Common Stock of the registrant on the Nasdaq National Market on the date of grant by the number of shares awarded. As of June 26, 1999, the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan: Mr. Fink held 4,374 restricted shares at a market value (net of any consideration paid by Mr.
    Fink) of $212,685.75; Mr. Moberly held 3,380 restricted shares at a market value (net of any consideration paid by

------------------------

(FOOTNOTES CONTINUED ON NEXT PAGE)

    (FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

    Mr. Moberly) of $164,352.50; Mr. Kuck held 3,400 restricted shares at a market value (net of any consideration paid by Mr. Kuck) of $165,325.00; and Mr. Reader held 2,410 restricted shares at a market value (net of any consideration paid by Mr. Reader) of $117,186.25. Restricted stock awards vest in seven equal annual installments beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. The Company has agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by such persons upon the vesting of such shares. See footnote 2 above.

(4) Represents matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan and payment by the Company of term life insurance premiums.

(5) Mr. Hope served as the Chief Executive Officer of the Company and Mr. Moberly served as the President and Chief Operating Officer of the Company through January 1999. Mr. Hope retired as an executive officer of the Company as of January 1999, at which time Mr. Moberly was named the President and Chief Executive Officer of the Company.

(6) Mr. Kuck joined the Company in May 1997.

(7) Mr. Reader was designated an executive officer of the Company effective August 27, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth the number of individual grants of stock options made during fiscal year 1999 to the Named Executive Officers:

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                     INDIVIDUAL GRANTS                           ANNUAL RATES OF
                               --------------------------------------------------------------      STOCK PRICE
                               NUMBER OF SHARES   PERCENT OF TOTAL                               APPRECIATION FOR
                                  UNDERLYING       OPTIONS GRANTED   EXERCISE OR                   OPTION TERM
                                    OPTIONS        TO EMPLOYEES IN    BASE PRICE   EXPIRATION  --------------------
NAME                              GRANTED(#)       FISCAL YEAR (%)   ($/SHARE)(1)     DATE     5%($)(2)   10%($)(2)
-----------------------------  -----------------  -----------------  ------------  ----------  ---------  ---------
Richard M. Fink                        3,850                1.8            46.00     9/1/2008    111,377    282,252
William Hope                           3,860                1.8            46.00     1/8/2002     31,357     66,407
Thomas Moberly                         2,880                1.3            46.00     9/1/2008     83,316    211,139
Timothy W. Kuck                        1,480                0.7            46.00     9/1/2008     42,815    108,502
Martin S. Reader                       1,410                0.7            46.00     9/1/2008     40,790    103,370

------------------------

(1) The fair market value of the Company's Common Stock on the date of grant was $46.00. Options are exercisable on September 1, 2001.

(2) The hypothetical potential appreciation shown in these columns for the named executive is required by rules of the SEC. These amounts do not represent either the historical or anticipated future performance of the Company's common stock price appreciation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information as to the exercise of options and number and value of unexercised options at fiscal year-end for each of the Named Executive Officers who owned options during fiscal 1999:

                                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                                  OPTIONS AT                  OPTIONS AT
                                          SHARES ACQUIRED      VALUE              6/26/99 (#)                 6/26/99 ($)
                  NAME                    ON EXERCISE (#)   REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------------------------------  ---------------   ------------   -------------------------   -------------------------
Richard M. Fink (1)                             -0-             N/A                  -0-/3,850                   -0-/12,031
William Hope (1)                                -0-             N/A                  -0-/3,860                   -0-/12,063
Thomas Moberly (2)                              -0-             N/A                  309/1,851                 2,240/13,420
Thomas Moberly (1)                              -0-             N/A                  -0-/2,880                    -0-/9,000
Timothy W. Kuck (3)                             -0-             N/A               6,450/16,125              107,231/268,078
Timothy W. Kuck (1)                             -0-             N/A                  -0-/1,480                    -0-/4,625
Martin S. Reader (1)                            -0-             N/A                  -0-/1,410                    -0-/4,406

------------------------

(1) Unexercisable options were granted on September 1, 1998 at an exercise price of $46.00 per share. The closing sale price of the Class A Common Stock on June 25, 1999 was $49.125.

(2) Options were granted on January 2, 1998 at an exercise price of $41.875 per share. The closing sale price of the Class A Common Stock on June 25, 1999 was $49.125.

(3) Options were granted on May 12, 1997 at an exercise price of $32.50 per share. The closing sale price of the Class A Common Stock on June 25, 1999 was $49.125.

                               PENSION PLAN TABLE

                                    YEARS OF SERVICE
               ----------------------------------------------------------
REMUNERATION       15          20          25          30          35
-------------  ----------  ----------  ----------  ----------  ----------
 $   125,000   $   31,250  $   41,666  $   52,083  $   62,500  $   62,500
     150,000       37,500      50,000      62,500      75,000      75,000
     175,000       43,750      58,333      72,917      87,500      87,500
     200,000       50,000      66,667      83,333     100,000     100,000
     225,000       56,250      75,000      93,750     112,500     112,500
     250,000       62,500      83,333     104,167     125,000     125,000
     300,000       75,000     100,000     125,000     150,000     150,000
     350,000       87,500     116,667     145,833     175,000     175,000
     400,000      100,000     133,333     166,667     200,000     200,000
     450,000      112,500     150,000     187,500     225,000     225,000

    The table above sets forth the estimated annual straight life annuity benefits payable upon an executive's retirement at age 65 under both the Company's Pension Plan and its Supplemental Executive Retirement Plan, for various compensation and years of service categories, without any reduction for Social Security benefits. These plans take into account the average annual salary and bonus shown in the Summary Compensation Table, paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). The number of years of service credited for Messrs. Fink, Hope, Moberly, Kuck and Reader as of June 26, 1999 were 34 years, 33 years, 25 years, 2 year and 5 years, respectively.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of Messrs. Moberly, Kuck and Reader that are for indefinite terms. Each agreement will terminate upon the death, disability or retirement of the respective Named Executive Officer and provides that employment may be terminated at any time by the Company or by such employee. Each such Named Executive Officer also covenants and agrees that for a period of eighteen (18) months following the date his employment with the Company terminates, he will not (i) compete against the Company, (ii) obtain any ownership interest in any competitor or become employed by any competitor, (iii) encourage any employees of the Company to violate the terms of their employment contracts with the Company or (iv) attempt to take away any customers of the Company. Each such Named Executive Officer also agrees not to disclose any confidential Company information at any time before or after termination of his employment with the Company.

CHANGE IN CONTROL AGREEMENTS

    The Company has entered into change of control agreements with each of Messrs. Fink, Moberly, Kuck and Reader. Each agreement provides that upon a Change in Control, as defined in the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan (together the "Plans"), (i) the restrictions on all shares of restricted stock awards shall lapse immediately; (ii) all outstanding options and stock appreciation rights shall become immediately exerciseable; and (iii) all performance shares shall be deemed to have been met and payment made immediately.

DIRECTOR COMPENSATION

    The Company pays each director who is not otherwise employed by the Company an annual fee of $14,000 and $1,000 for each meeting of the Board of Directors and $500 for each committee meeting of the Board of Directors attended.

    In addition, eligible directors also participate in the 1996 Director Stock Option Plan (the "1996 Plan") which provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the average of the closing prices of the Company's Common Stock during the ten business days preceding the Company's Annual Meeting for a given year. Each such option has a ten-year term and generally becomes exercisable on the first anniversary of the grant date. In connection with the original adoption of the 1996 Plan, each of Messrs. Allbright, Baszucki, Fortun, Goldfus and Sweet received a one-time grant of options to purchase 3,000 shares of Common Stock. Those options have ten-year terms and vest in three equal installments on each of the first, second and third anniversaries of the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    The Company's Compensation Committee is comprised of William Hope, Wayne M. Fortun and Chairman Donald W. Goldfus. Until January of 1999, Mr. Hope served as the Chief Executive Officer of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Company's executives generally have been made by the Compensation Committee (the "Compensation Committee") of the Board. Each member of the Compensation Committee is a non-employee director, although Mr. Hope served as the Chief Executive Officer of the

Company through January of 1999. The members of the Compensation Committee are William Hope, Wayne M. Fortun and Chairman Donald W. Goldfus.

    All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Board of Directors addressing the Company's compensation policies for the fiscal year ended June 26, 1999 as they affected the Company's executive officers.

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

    There are three elements in the Company's executive compensation program, each of which is determined by individual and corporate performance: base salary compensation, annual incentive compensation and long-term incentive compensation.

    Base salary compensation is determined by the potential impact the individual may have on the Company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

    For fiscal 1999, the Named Executive Officers of the Company, together with certain other vice presidents and group general managers, were eligible to receive an annual incentive bonus. The Compensation Committee established a target bonus for each executive officer expressed as a percentage of base salary. These percentages varied by executive officer, ranging from 25% to a high of 40% in the case of the Company's Chief Executive Officer. The bonus program identified four key performance measures, although the Compensation Committee retained discretion in considering additional factors in awarding bonuses. The four key performance measures included operating income margin, weekly rental revenue gain, customer satisfaction and employee satisfaction. Each element of the incentive compensation program is weighted equally. In the case of operating income and weekly revenue gain, bonus credit is based on meeting operating forecasts approved by the Board of Directors of the Company. In the case of customer and employee satisfaction, bonus credit is based on independent customer surveys and Company-wide employee sensing ratings, including surveys, exit interviews and employee turnover rates.

    Long-term incentive compensation, pursuant to the Company's Plans, to the Chief Executive Officer, as well as other executive officers of the Company, is designed to integrate compensation with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, assist in the retention of executives and align the long-term interests of management with those of the Company's shareholders. The Compensation Committee makes recommendations to the Board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Company. During fiscal 1999, the Compensation Committee made no awards of restricted stock to any Named Executive Officer, but did make awards of non-qualified stock options to certain of the Company's officers as follows: Mr. Richard Fink, the Company's Chairman of the Board was granted an option to purchase 3,850 shares; Mr. William Hope, the Company's former Chief Executive Officer was granted an option to purchase 3,860 shares; Mr. Thomas Moberly, the Company's President and Chief

Executive Officer was granted an option to purchase 2,880 shares; Mr. Timothy W. Kuck, the Company's former Chief Financial Officer and current Regional Vice President was granted an option to purchase 1,480 shares; Mr. Martin S. Reader, the Company's Vice President of Direct Sales and Corporate Development was granted an option to purchase 1,410 shares. All options have an exercise price of $46.00 per share, the fair market value of the Common Stock on the grant date, and vest on September 1, 2001. The Compensation Committee also recommended that stock options be granted to certain other non-executive officers of the Company.

    The Compensation Committee did not award any annual incentive bonuses to the Named Executive Officers for fiscal 1999. In determining not to award any incentive bonuses, the Compensation Committee noted that the Company did not achieve its weekly rental revenue growth or operating margin objectives, and in light of these considerations, the Compensation Committee determined not to award an annual incentive bonus to any of the Named Executive Officers for fiscal 1999.

    In fiscal 1999, William Hope, the Company's Chief Executive Officer through January 1999, received a base salary of $197,981. Mr. Hope was eligible for an annual incentive bonus of approximately forty percent (40%) of his base salary, but did not receive any incentive bonus for fiscal 1999. In 1992, Mr. Hope received a restricted stock award of 21,620 shares. The award vests in seven equal annual installments, and 3,089 shares vested in 1999. Mr. Hope received an additional bonus in 1999 in the amount of approximately $59,734 to cover taxes due on the value of the restricted shares which vested in 1999. As noted above, Mr. Hope was also granted an option to acquire 3,860 shares of the Company's common stock at an exercise price of $46.00. This option vests on September 1, 2001. As a result of Mr. Hope's retirement, Mr. Hope has until January 8, 2002 to exercise this option.

    In fiscal 1999, Tom Moberly, the Company's President and Chief Executive Officer as of January 1999, received a base salary of $311,154. Mr. Moberly was eligible for an annual incentive bonus of approximately forty percent (40%) of his base salary, but did not receive any incentive bonus for fiscal 1999. In 1997, Mr. Moberly received a restricted stock award of 4,732 shares. The award vests in seven equal annual installments, and 676 shares vested in 1999. Mr. Moberly received an additional bonus in 1999 in the amount of approximately $13,020 to cover taxes due on the value of the restricted shares which vested in 1999. As noted above, Mr. Moberly was also granted an option to acquire 2,880 shares of the Company's common stock at an exercise price of $46.00. This option vests on September 1, 2001.

    The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

                                                                    WILLIAM HOPE
                                                                 WAYNE M. FORTUN
                                                                  DONALD GOLDFUS

STOCK PERFORMANCE GRAPH

    The following graph summarizes the cumulative five-year return on $100 invested in the Company's common stock, the Standard and Poor's ("S&P") 500 Stock Index and a nationally recognized group of companies in the uniform services industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc. and Unifirst Corporation.

    The graph illustrates the cumulative values at the end of each succeeding year resulting from the change in the stock price, assuming dividend reinvestment.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG G&K SERVICES, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             G&K SERVICES, INC.      PEER GROUP      S&P 500
7/2/94                       $100             $100       $100
7/1/95                       $126             $110       $126
6/29/96                      $185             $161       $159
6/28/97                      $241             $202       $214
6/27/98                      $280             $286       $279
6/26/99                      $321             $328       $342

                                                               CUMULATIVE TOTAL RETURNS*
                                   ----------------------------------------------------------------------------------
                                      7/2/94        7/1/95       6/29/96       6/28/97       6/27/98       6/26/99
                                   ------------  ------------  ------------  ------------  ------------  ------------
G&K Services, Inc................          100           126           185           241           280           321
Peer Group.......................          100           110           161           202           286           328
S&P 500..........................          100           126           159           214           279           342

* $100 INVESTED ON 7/2/94 IN STOCK OR ON 6/30/94 IN INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the stockholders, the Board of directors has appointed Arthur Andersen LLP as independent auditors of the Company for the fiscal year 2000. Arthur Andersen has performed this function for the Company commencing with the fiscal year 1976. Members of the firm will be available at the Annual Meeting of Stockholders to answer questions and to make a statement if they desire to do so.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held five meetings during fiscal 1999. The Company has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which he served.

    The Company's Audit Committee, which presently consists of Messrs. Paul Baszucki, Bruce G. Allbright and Bernard Sweet, held three meetings during fiscal 1999. The Audit Committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, reviews the internal audit plan and results of their audits and reviews the adequacy of the Company's system of internal accounting controls.

    The Company's Compensation Committee, which consists of Messrs. William Hope, Wayne M. Fortun and Donald W. Goldfus, held two meetings during fiscal 1999. The Compensation Committee reviews the Company's remuneration policies and practices and makes recommendations to the Board in connection with all compensation matters affecting the Company.

CERTAIN TRANSACTIONS

    The Company loaned Thomas Moberly, President and Chief Executive Officer of the Company, $200,000 in connection with his purchase of a residence in April 1994. This loan is evidenced by a promissory note which accrues interest at the rate of 7% per year from August 1, 1999 and thereafter and requires no payments until August 1, 1999. In July 1999, Mr. Moberly repaid the loan in full to the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 26, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with; except for a late Form 3 filing by Joseph Rotunda, Chief Operating

Officer and a late Form 4 filing by Martin Reader, Vice President of Direct Sales and Corporate Development.

PROPOSALS OF STOCKHOLDERS

    All proposals of stockholders intended to be included in the 2000 Proxy Statement of the Company and presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before May 31, 2000.

DISCRETIONARY PROXY VOTING AUTHORITY/UNTIMELY STOCKHOLDER PROPOSALS

    Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

    With respect to the Company's 2000 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by August 14, 2000, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

    The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          G&K SERVICES, INC.

                                               [SIGNATURE]

                                          Jeffrey L. Wright, SECRETARY

                               G&K SERVICES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 28, 1999

    The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard Fink and Jeffrey L. Wright, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of G&K Services, Inc. to be held in the Mississippi River Room, Marquette Hotel, South Seventh Street and Marquette Avenue, Minneapolis, Minnesota, at 10:00 a.m. on Thursday, October 28, 1999, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

(1)   Election of Directors:
      / / FOR all nominees (except as marked to the contrary        / / WITHHOLD AUTHORITY to vote for all nominees listed below below)

                                Bruce G. Allbright    Paul Baszucki    Richard Fink    Wayne M. Fortun
                                 Donald W. Goldfus    William Hope    Bernard Sweet    Thomas Moberly

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
      --------------------------------------------------------------------------------------------------------------------------
(2)   Proposal to ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the
      Company for fiscal 2000.
                                               / / FOR     / / AGAINST     / / ABSTAIN
(3)   Upon such other business as may properly come before the meeting or any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND
                FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED, ON THE REVERSE SIDE)

                               G&K SERVICES, INC.
                                 ANNUAL MEETING

                                Marquette Hotel
                      Seventh Street and Marquette Avenue
                             Minneapolis, Minnesota

                                OCTOBER 28, 1999
                                   10:00 A.M.

   [LOGO]

                          (CONTINUED FROM OTHER SIDE)

    The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of auditors.

                                          Dated __________________________, 1999
                                          X_____________________________________

                                          X_____________________________________

                                          (Shareholder must sign exactly as the
                                          name appears at left. When signed as a
                                          corporate officer, executor,
                                          administrator, trustee, guardian,
                                          etc., please give full title as such.
                                          Both joint tenants must sign.)